This instrument was prepared by,
and when recorded should be
returned to:

Richard W. Astle
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603

Supplemental Indenture
Dated as of February 6, 2018
Commonwealth Edison Company
to
BNY Mellon Trust Company of Illinois
and
D.G. Donovan
Trustees Under Mortgage Dated July 1, 1923,
and Certain
Indentures Supplemental Thereto
Providing for Issuance of
FIRST MORTGAGE 4.000% BONDS, SERIES 124
Due March 1, 2048

This Supplemental Indenture, dated as of February 6, 2018, between Commonwealth Edison Company, a corporation organized and existing under the laws of the State of Illinois (hereinafter called the “Company”) having an address at 440 South LaSalle Street, Suite 3300, Chicago, Illinois 60605, party of the first part, BNY Mellon Trust Company of Illinois (formerly known as BNY Midwest Trust Company), a trust company organized and existing under the laws of the State of Illinois having an address at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, and D.G. Donovan, an individual having an address at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, as Trustee and Co-Trustee, respectively, under the Mortgage of the Company dated July 1, 1923, as amended and supplemented by Supplemental Indenture dated August 1, 1944 and the subsequent supplemental indentures hereinafter mentioned, parties of the second part (said Trustee being hereinafter called the

“Trustee”, the Trustee and said Co-Trustee being hereinafter together called the “Trustees”, and said Mortgage dated July 1, 1923, as amended and supplemented by said Supplemental Indenture dated August 1, 1944 and subsequent supplemental indentures, being hereinafter called the “Mortgage”),

W I T N E S S E T H:

WHEREAS, the Company duly executed and delivered the Mortgage to provide for the issue of, and to secure, its bonds, issuable in series and without limit as to principal amount except as provided in the Mortgage; and
WHEREAS, the Company from time to time has executed and delivered supplemental indentures to the Mortgage to provide for (i) the creation of additional series of bonds secured by the Mortgage, (ii) the amendment of certain of the terms and provisions of the Mortgage and (iii) the confirmation of the lien of the Mortgage upon property of the Company, such supplemental indentures that are currently effective and the respective dates, parties thereto and purposes thereof, being as follows:

Supplemental Indenture Date	Parties	Providing For
August 1, 1944	Company to Continental Illinois National Bank and Trust Company of Chicago and Edmond B. Stofft, as Trustee and Co-Trustee	Amendment and restatement of Mortgage dated July 1, 1923
August 1, 1946	Company to Continental Illinois National Bank and Trust Company of Chicago and Edmond B. Stofft, as Trustee and Co-Trustee	Confirmation of mortgage lien
April 1, 1953	Company to Continental Illinois National Bank and Trust Company of Chicago and Edmond B. Stofft, as Trustee and Co-Trustee	Confirmation of mortgage lien
March 31, 1967	Company to Continental Illinois National Bank and Trust Company of Chicago and Edward J. Friedrich, as Trustee and Co-Trustee	Confirmation of mortgage lien
April 1, 1967	Company to Continental Illinois National Bank and Trust Company of Chicago and Edward J. Friedrich, as Trustee and Co-Trustee	Amendment of Sections 3.01, 3.02, 3.05 and 3.14 of the Mortgage and issuance of First Mortgage 5-3/8% Bonds, Series Y
February 28, 1969	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien
May 29, 1970	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien
June 1, 1971	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien

Supplemental Indenture Date	Parties	Providing For
April 1, 1972	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien
May 31, 1972	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien
June 15, 1973	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien
May 31, 1974	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien
June 13, 1975	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien
May 28, 1976	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien
June 3, 1977	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien
May 17, 1978	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien
August 31, 1978	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien
June 18, 1979	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien
June 20, 1980	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien
April 16, 1981	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien

Supplemental Indenture Date	Parties	Providing For
April 30, 1982	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien
April 15, 1983	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien
April 13, 1984	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien
April 15, 1985	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien
April 15, 1986	Company to Continental Illinois National Bank and Trust Company of Chicago and M.J. Kruger, as Trustee and Co-Trustee	Confirmation of mortgage lien
January 13, 2003	Company to BNY Midwest Trust Company and D.G. Donovan, as Trustee and Co-Trustee	Issuance of First Mortgage 3.700% Bonds, Series 99 and First Mortgage 5.875% Bonds, Series 100
February 22, 2006	Company to BNY Midwest Trust Company and D.G. Donovan, as Trustee and Co-Trustee	Issuance of First Mortgage 5.90% Bonds, Series 103
March 1, 2007	Company to BNY Midwest Trust Company and D.G. Donovan, as Trustee and Co-Trustee	Issuance of additional First Mortgage 5.90% Bonds, Series 103
December 20, 2007	Company to BNY Midwest Trust Company and D.G. Donovan, as Trustee and Co-Trustee	Issuance of First Mortgage 6.45% Bonds, Series 107
March 10, 2008	Company to BNY Midwest Trust Company and D.G. Donovan, as Trustee and Co-Trustee	Amendment of Section 15.06 of the Mortgage and issuance of First Mortgage 5.80% Bonds, Series 108
July 12, 2010	Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee	Amendment of Section 15.06 of the Mortgage and issuance of First Mortgage 4.00% Bonds, Series 109
August 22, 2011	Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee	Amendment of Section 15.06 of the Mortgage and issuance of First Mortgage 1.95% Bonds, Series 111 and First Mortgage 3.40% Bonds, Series 112
September 17, 2012	Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee	Amendment of Section 15.06 of the Mortgage and issuance of First Mortgage 3.80% Bonds, Series 113
August 1, 2013	Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee	Amendment of Section 15.06 of the Mortgage and issuance of First Mortgage 4.60% Bonds, Series 114

Supplemental Indenture Date	Parties	Providing For
January 2, 2014	Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee	Amendment of Section 15.06 of the Mortgage and issuance of First Mortgage 2.150% Bonds, Series 115 and First Mortgage 4.700% Bonds, Series 116
October 28, 2014	Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee	Amendment of Section 15.06 of the Mortgage and issuance of First Mortgage 3.10% Bonds, Series 117
February 18, 2015	Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee	Amendment of Section 15.06 of the Mortgage and issuance of First Mortgage 3.70% Bonds, Series 118
November 4, 2015	Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee	Amendment of Section 15.06 of the Mortgage and issuance of First Mortgage 4.350% Bonds, Series 119
June 15, 2016	Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee	Amendment of Sections 15.01 and 15.06 of the Mortgage and issuance of First Mortgage 2.550% Bonds, Series 120 and First Mortgage 3.650% Bonds, Series 121
August 9, 2017	Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee	Amendment of Sections 15.01 and 15.06 of the Mortgage and issuance of First Mortgage 2.950% Bonds, Series 122 and First Mortgage 3.750% Bonds, Series 123

WHEREAS, the respective designations, maturity dates and stated principal amounts of the bonds of each series presently outstanding under, and secured by, the Mortgage and the several supplemental indentures above referred to, are as follows:

Designation	Maturity Date	Principal Amount
First Mortgage 5.875% Bonds, Series 100	February 1, 2033	253,600,000
First Mortgage 5.90% Bonds, Series 103	March 15, 2036	625,000,000
First Mortgage 6.45% Bonds, Series 107	January 15, 2038	450,000,000
First Mortgage 5.80% Bonds, Series 108	March 15, 2018	700,000,000
First Mortgage 4.00% Bonds, Series 109	August 1, 2020	500,000,000
First Mortgage 3.40% Bonds, Series 112	September 1, 2021	350,000,000
First Mortgage 3.80% Bonds, Series 113	October 1, 2042	350,000,000
First Mortgage 4.60% Bonds, Series 114	August 15, 2043	350,000,000
First Mortgage 2.150% Bonds, Series 115	January 15, 2019	300,000,000
First Mortgage 4.700% Bonds, Series 116	January 15, 2044	350,000,000
First Mortgage 3.10% Bonds, Series 117	November 1, 2024	250,000,000
First Mortgage 3.70% Bonds, Series 118	March 1, 2045	400,000,000
First Mortgage 4.350% Bonds, Series 119	November 15, 2045	450,000,000
First Mortgage 2.550% Bonds, Series 120	June 15, 2026	500,000,000
First Mortgage 3.650% Bonds, Series 121	June 15, 2046	700,000,000
First Mortgage 2.950% Bonds, Series 122	August 15, 2027	350,000,000
First Mortgage 3.750% Bonds, Series 123	August 15, 2047	650,000,000
	Total	$7,528,600,000

WHEREAS, the Mortgage provides for the issuance from time to time thereunder, in series, of bonds of the Company for the purposes and subject to the limitations therein specified; and
WHEREAS, the Company desires, by this Supplemental Indenture, to create an additional series of bonds to be issuable under the Mortgage, such bonds to be designated “First Mortgage 4.000% Bonds, Series 124” (hereinafter called the “bonds of Series 124”), and the terms and provisions to be contained in the bonds of Series 124, or to be otherwise applicable thereto to be as set forth in this Supplemental Indenture; and
WHEREAS, the bonds of Series 124 and the Trustee’s certificate to be endorsed thereon shall be substantially in the form of the General Form of Registered Bond Without Coupons and the form of the General Form of Trustee’s Certificate set forth in Section 3.05 of the Supplemental Indenture dated August 1, 1944 to the Mortgage with such appropriate insertions, omissions and variations in order to express the designation, date, maturity date, annual interest rate, record dates for, and dates of, payment of interest, denominations, terms of redemption and redemption prices, and other terms and characteristics authorized or permitted by the Mortgage or not inconsistent therewith; and
WHEREAS, the Company is legally empowered and has been duly authorized by the necessary corporate action and by an order or orders of the Illinois Commerce Commission to make, execute and deliver this Supplemental Indenture, to create, as an additional series of bonds of the Company, the bonds of Series 124, and all acts and things whatsoever necessary to make this Supplemental Indenture, when executed and delivered by the Company and the Trustees, a valid, binding and legal instrument, and to make the bonds of Series 124, when authenticated by the Trustee and issued as in the Mortgage and in this Supplemental Indenture provided, the valid, binding and legal obligations of the Company, entitled in all respects to the security of the Mortgage, as amended and supplemented, have been done and performed;
NOW, THEREFORE, in consideration of the premises and of the sum of one dollar duly paid by the Trustees to the Company, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
SECTION 1. Designation and Issuance of Bonds of Series 124. The bonds of Series 124 shall, as hereinbefore recited, be designated as the Company’s “First Mortgage 4.000% Bonds, Series 124,” and shall be issued in the original aggregate principal amount of $800,000,000. Subject to the provisions of the Mortgage, additional bonds of Series 124 may be issued without limitation as to the aggregate principal amount thereof.
SECTION 2. Form, Date, Maturity Date, Interest Rate and Interest Payment Dates of Bonds of Series 124. (a) The definitive bonds of Series 124 shall be in engraved, lithographed, printed or typewritten form and shall be registered bonds without coupons; and such bonds and the Trustee's certificate to be endorsed thereon shall be substantially in the forms hereinbefore recited, respectively. The bonds of Series 124 shall be dated as provided in Section 3.01 of the Mortgage, as amended by Supplemental Indenture dated April 1, 1967.
(b)    The bonds of Series 124 shall mature on March 1, 2048.
(c)    The bonds of Series 124 shall bear interest at the rate of 4.000% per annum until the principal thereof shall be paid.
(d)    Interest on the bonds of Series 124 shall be payable semi-annually on the first day of March and the first day of September in each year, commencing September 1, 2018. February 15 and August 15 in each year are hereby established as record dates for the payment of interest payable on the next succeeding interest payment dates, respectively. The interest on each bond of Series 124 so payable on any interest payment date shall, subject to the exceptions provided in Section 3.01 of the Mortgage, as amended by said Supplemental Indenture dated April 1, 1967, be paid to the person in whose name such bond is registered at the close of business on February 15 or August 15, as the case may be, next preceding such interest payment date.
SECTION 3. Execution of Bonds of Series 124. The bonds of Series 124 shall be executed on behalf of the Company by its President or one of its Vice Presidents, manually or by facsimile signature, and shall have its corporate seal affixed thereto or a facsimile of such seal imprinted thereon, attested by its Secretary or one of its Assistant Secretaries, manually or by facsimile signature, all as may be provided by resolution of the Board of Directors of the Company. In case any officer or officers whose signature or signatures, manual or facsimile, shall appear upon any bond of Series 124 shall cease to be such officer or officers before such bond shall have been actually authenticated and delivered, such bond nevertheless may be issued, authenticated and delivered with the same force and effect as though the person or persons whose signature or signatures, manual or facsimile, appear thereon had not ceased to be such officer or officers of the Company.
SECTION 4. Medium and Places of Payment of Principal of and Interest on Bonds of Series 124; Transferability and Exchangeability. Both the principal of and interest on the bonds of Series 124 shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and both such principal and interest shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, and such bonds shall be transferable and exchangeable, in the manner provided in Sections 3.09 and 3.10 of the Mortgage, at said office or agency. No charge shall be made by the Company to the registered owner of any bond of Series 124 for the transfer of such bond or for the exchange thereof for bonds of other authorized denominations, except, in the case of transfer, a charge sufficient to reimburse the Company for any stamp or other tax or governmental charge required to be paid by the Company or the Trustee.
SECTION 5. Denominations and Numbering of Bonds of Series 124. The bonds of Series 124 shall be issued in the denomination of $2,000 and in such multiples of $1,000 as shall from time to time hereafter be determined and authorized by the Board of Directors of the Company or by any officer or officers of the Company authorized to make such determination, the authorization of the denomination of any bond of Series 124 to be conclusively evidenced by the execution thereof on behalf of the Company. Bonds of Series 124 shall be numbered R-1 and consecutively upwards.
SECTION 6. Temporary Bonds of Series 124. Until definitive bonds of Series 124 are ready for delivery, there may be authenticated and issued in lieu of any thereof and subject to all of the provisions, limitations and conditions set forth in Section 3.11 of the Mortgage, temporary registered bonds without coupons of Series 124.
SECTION 7. Redemption of Bonds of Series 124. (a) The bonds of Series 124 shall be redeemable, at the option of the Company, as a whole or in part, at any time prior to September 1, 2047 (six months prior to the maturity date of the bonds of Series 124) upon notice sent by the Company through the mail, postage prepaid, at least thirty (30) days and not more than forty-five (45) days prior to the date fixed for redemption, to the registered holder of each bond to be redeemed in whole or in part, addressed to such holder at his address appearing upon the registration books, at a redemption price equal to the greater of
(1)    100% of the principal amount of the bonds of Series 124 to be redeemed, plus accrued and unpaid interest up to but excluding the redemption date, or
(2)    as determined by the Quotation Agent (as hereinafter defined), the sum of the present values of the remaining scheduled payments of principal and interest on the bonds of Series 124 to be redeemed that would be due if such bonds matured on September 1, 2047 but for the redemption (not including any portion of payments of interest accrued as of the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as hereinafter defined) plus fifteen (15) basis points, plus accrued and unpaid interest up to but excluding the redemption date.
The bonds of Series 124 shall be redeemable, at the option of the Company, as a whole or in part, at any time on or after September 1, 2047 upon notice sent by the Company through the mail, postage prepaid, at least thirty (30) days and not more than forty-five (45) days prior to the date fixed for redemption, to the registered holder of each bond to be redeemed in whole or in part, addressed to such holder at his address appearing upon the registration books, at a redemption price equal to 100% of the principal amount of the bonds of Series 124 to be redeemed, plus accrued and unpaid interest on those bonds of Series 124 up to but excluding the redemption date.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the bonds of Series 124 or portions of the bonds of Series 124 called for redemption.
(b)    For purposes of the foregoing Section 7(a), the following terms shall have the respective meanings set forth below:
“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.
“Business Day” means any day that is not a day on which banking institutions in New York City are authorized or required by law or regulation to close.
“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the bonds of Series 124 to be redeemed (assuming, for that purpose, that the Series 124 bonds matured on September 1, 2047) that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds of Series 124.
“Comparable Treasury Price” means, with respect to any redemption date:
(i)    the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations; or
(ii)    if the Quotation Agent obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.
“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.
“Reference Treasury Dealer” means (1) Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc. and (b) a Primary Treasury Dealer selected by Scotia Capital (USA) Inc., and in each case their respective successors and affiliates, unless any of them ceases to be a primary U.S. Government securities dealer in the United States of America (“Primary Treasury Dealer”), in which case the Company shall substitute another Primary Treasury Dealer; and (2) any other Primary Treasury Dealer selected by the Company.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by that Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that redemption date.
(c)    In case the Company shall desire to exercise such right to redeem and pay off all or any part of such bonds of Series 124 as hereinbefore provided, it shall comply with all the terms and provisions of Article V of the Mortgage applicable thereto, and such redemption shall be made under and subject to the terms and provisions of Article V and in the manner and with the effect therein provided, but at the time or times and upon mailing of notice, all as hereinbefore set forth in this Section 7. No publication of notice of any redemption of any bonds of Series 124 shall be required under Section 5.03(a) of the Mortgage.
(d)    Notwithstanding any provision of this Section 7, in the event the bonds of Series 124 are registered in the name of DTC (as defined below) or its nominee, as provided in Section 8 hereof, any notice of redemption with respect to the bonds of Series 124 shall be delivered in accordance with the applicable procedures of DTC.
SECTION 8. Book-Entry Only System. It is intended that the bonds of Series 124 be registered so as to participate in the securities depository system (the “DTC System”) with The Depository Trust Company (“DTC”), as set forth herein. The bonds of Series 124 shall be initially issued in the form of a fully registered bond or bonds in the name of Cede & Co., or any successor thereto, as nominee for DTC. The Company and the Trustees are authorized to execute and deliver such letters to or agreements with DTC as shall be necessary to effectuate the DTC System, including the Letter of Representations from the Company and the Trustees to DTC relating to the bonds of Series 124 (the “Representation Letter”). In the event of any conflict between the terms of the Representation Letter and the Mortgage, the terms of the Mortgage shall control. DTC may exercise the rights of a bondholder only in accordance with the terms hereof applicable to the exercise of such rights.
With respect to bonds of Series 124 registered in the name of DTC or its nominee, the Company and the Trustees shall have no responsibility or obligation to any broker-dealer, bank or other financial institution for which DTC holds such bonds from time to time as securities depository (each such broker-dealer, bank or other financial institution being referred to herein as a “Depository Participant”) or to any person on behalf of whom such a Depository Participant holds an interest in such bonds (each such person being herein referred to as an “Indirect Participant”). Without limiting the immediately preceding sentence, the Company and the Trustees shall have no responsibility or obligation with respect to:
(i)    the accuracy of the records of DTC, its nominee or any Depository Participant with respect to any ownership interest in the bonds of Series 124,
(ii)    the delivery to any Depository Participant or any Indirect Participant or any other person, other than a registered owner of a bond of Series 124, of any notice with respect to the bonds of Series 124, including any notice of redemption,
(iii)    the payment to any Depository Participant or Indirect Participant or any other person, other than a registered owner of a bond of Series 124, of any amount with respect to principal of, redemption premium, if any, on, or interest on, the bonds of Series 124, or
(iv)    any consent given by DTC as registered owner.
So long as certificates for the bonds of Series 124 are not issued as hereinafter provided, the Company and the Trustees may treat DTC or any successor securities depository as, and deem DTC or any successor securities depository to be, the absolute owner of such bonds for all purposes whatsoever, including, without limitation, (1) the payment of principal and interest on such bonds, (2) giving notice of matters (including redemption) with respect to such bonds and (3) registering transfers with respect to such bonds. While a bond of Series 124 is in the DTC System, no person other than DTC or its nominee shall receive a certificate with respect to such bond.
In the event that:

(a)    DTC notifies the Company that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by the Company within 90 days,
(b)    the Company determines that the beneficial owners of the bonds of Series 124 should be able to obtain certificated bonds and so notifies the Trustees in writing or
(c)    there shall have occurred and be continuing a completed default or any event which after notice or lapse of time or both would be a completed default with respect to the bonds of Series 124, the bonds of Series 124 shall no longer be restricted to being registered in the name of DTC or its nominee. In the case of clause (a) of the preceding sentence, the Company may determine that the bonds of Series 124 shall be registered in the name of and deposited with a successor depository operating a securities depository system, as may be acceptable to the Company and the Trustees, or such depository's agent or designee, and if the Company does not appoint a successor securities depository system within 90 days, then the bonds may be registered in whatever name or names registered owners of bonds transferring or exchanging such bonds shall designate, in accordance with the provisions hereof.
Notwithstanding any other provision of the Mortgage to the contrary, so long as any bond of Series 124 is registered in the name of DTC or its nominee, all payments with respect to principal of and interest on such bond and all notices with respect to such bond shall be made and given, respectively, in the manner provided in the Representation Letter.
SECTION 9. Legends. So long as the bonds of Series 124 are held by DTC, such bonds of Series 124 shall bear the following legend:
Unless this bond is presented by an authorized representative of the Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any bond issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by a person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
SECTION 10. Confirmation of Lien. The Company, for the equal and proportionate benefit and security of the holders of all bonds at any time issued under the Mortgage, hereby confirms the lien of the Mortgage upon, and hereby grants, bargains, sells, transfers, assigns, pledges, mortgages, warrants and conveys unto the Trustees, all property of the Company and all property hereafter acquired by the Company, other than (in each case) property which, by virtue of any of the provisions of the Mortgage, is excluded from such lien, and hereby confirms the title of the Trustees (as set forth in the Mortgage) in and to all such property. Without in any way limiting or restricting the generality of the foregoing, there is specifically included within the confirmation of lien and title hereinabove expressed the property of the Company legally described on Exhibit A attached hereto and made a part hereof.
SECTION 11. Amendment of Provisions of Mortgage. (a) Section 15.06 of the Mortgage shall be amended and restated to read in its entirety as follows:
SECTION 15.06. The Trustee and any successor to the Trustee may resign and be discharged from the trusts created by this Mortgage by giving notice thereof in writing to the Company,

specifying the date when such resignation shall take effect, and by giving notice thereof to the bondholders in the manner and to the extent provided under Section 15.10(c), and by publishing such notice at least once a week for three successive calendar weeks (the first such publication to be not less than thirty days nor more than sixty days prior to the effective date of such resignation) in one authorized newspaper in the City of Chicago, State of Illinois, and in one authorized newspaper in the Borough of Manhattan, The City of New York, State of New York. Subject to the provisions of Sections 15.04 and 15.05, such resignation shall take effect on the date specified in such notice unless previously a successor Trustee shall have been appointed as hereinafter provided, in which event such resignation shall take effect upon the appointment of such successor Trustee. The Co-Trustee and any successor to the Co-Trustee may resign at any time and be discharged from the trusts hereby created by giving the Trustee and the Company notice in writing of such resignation, specifying a date when such resignation shall take effect, which shall be at least thirty days after the giving of such notice. Such resignation shall, subject to the provisions of Sections 15.04 and 15.05, take effect on the date specified in such notice unless previously a successor trustee shall have been appointed as hereinafter provided, in which event such resignation shall take effect immediately upon the appointment of such a successor trustee.
Either of the Trustees or any successor trustee may be removed at any time by the holders of a majority in principal amount of the bonds issued hereunder and at the time outstanding, upon payment to the trustee so removed of all moneys then due to it or him hereunder, by an instrument or concurrent instruments in writing, signed in duplicate by such holders. One copy shall be filed with the Company and the other with the trustee so removed.
The Co-Trustee and any successor to the Co-Trustee may be removed at any time by an instrument in writing signed in duplicate by the Trustee, one copy of which shall be filed with the Company and the other delivered to the Co-Trustee so removed.
In case at any time either of the Trustees or any successor trustee shall resign, die, be dissolved or be removed or otherwise shall become disqualified to act or incapable of acting, or in case control of the Trustee or of any successor trustee, or of its officers shall be taken over by any public officer or officers, a successor trustee may be appointed by the holders of a majority in principal amount of the bonds issued hereunder and at the time outstanding by an instrument or concurrent instruments in writing signed in duplicate by such holders, and filed, one copy with the retiring trustee and the other with the successor trustee, notification thereof being given to the Company by such successor trustee; but until a successor trustee shall be so appointed by the bondholders as herein authorized, the Company, by an instrument in writing, executed by order of the Board of Directors, shall in any such case appoint a successor to the Trustee and the Trustee shall, by an instrument in writing in any such case, appoint a successor to the Co-Trustee. Every such successor to the Trustee so appointed by the bondholders, by a court of competent jurisdiction or by the Company shall be a bank or trust company in good standing organized and doing business under the laws of the United States or of any State, having an office in the United States of America, and (a) which shall be a corporation having a combined capital and surplus of not less than $5,000,000, (b) which shall be authorized under the laws of the jurisdiction of incorporation to exercise corporate trust powers, and (c) which shall be subject to supervision or examination by a Federal or State authority. If such successor Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, the combined capital and surplus of such successor Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Every such successor trustee appointed by the bondholders or by the Trustee in succession to the Co-Trustee shall always be an individual, a citizen of the United States of America, unless otherwise required by law.
Anything hereinabove to the contrary notwithstanding, in case at any time the Co-Trustee, or any successor thereto, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of the Trustees hereunder shall, to the extent permitted by law, vest in and be exercised by the Trustee, without the appointment of a successor Co-Trustee.
If in a proper case no appointment of a successor to the Trustee or of a successor to the Co-Trustee shall be made pursuant to the foregoing provisions of this Article XV within six months after a vacancy shall have occurred in the office of trustee, the holder of any bond or the retiring Trustee or Co-Trustee may apply to any court, State or Federal having jurisdiction to appoint a successor trustee, and such court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor to the Trustee or to the Co-Trustee, as the case may be.
(b)    Section 15.01 of the Mortgage shall be amended to add the following new Sections 15.01(k), 15.01(l) and 15.01(m):
(k)    In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(l)    In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(m)    In the event that certificates for the bonds of a series are issued to registered holders of such bonds other than a securities depository, the Company agrees:
(1)    to cooperate with the Trustee in the determination of whether there are any United States tax withholding obligations in respect of payments to be made on those bonds under this Mortgage by providing the Trustee with information within the Company’s possession or control about the holders of those bonds or other applicable parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has United States tax related obligations under applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”),
(2)    the Trustee shall be entitled to make any withholding or deduction from payments otherwise payable to the holders of those bonds under this Mortgage to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability, and

(3)    to hold harmless the Trustee for any losses it may suffer due to the actions the Trustee takes in respect of those bonds to comply with Applicable Law; provided that the Trustee has acted in good faith and has not been negligent in such compliance.
(c)    The holders of the bonds of Series 124 shall be deemed to have approved the amendments set forth in Sections 11(a) and 11(b); however, those amendments shall not become effective until such time as the amendments shall have received the requisite approvals under the provisions of the Mortgage.
SECTION 12. Miscellaneous. The terms and conditions of this Supplemental Indenture shall be deemed to be a part of the terms and conditions of the Mortgage for any and all purposes. The Mortgage, as supplemented by said indentures supplemental thereto dated subsequent to August 1, 1944 and referred to in the recitals of this Supplemental Indenture, and as further supplemented by this Supplemental Indenture, is in all respects hereby ratified and confirmed.
This Supplemental Indenture shall bind and, subject to the provisions of Article XIV of the Mortgage, inure to the benefit of the respective successors and assigns of the parties hereto.
Although this Supplemental Indenture is dated as of February 6, 2018, it shall be effective only from and after the actual time of its execution and delivery by the Company and the Trustees on the date indicated by their respective acknowledgments hereto annexed.
Notwithstanding anything to the contrary contained in the Mortgage, the maximum amount of indebtedness secured by the Mortgage shall not exceed 200% of the aggregate stated principal amount of the bonds of each series presently outstanding under, and secured by, the Mortgage, as set forth in the Recitals to this Supplemental Indenture, except to the extent such maximum amount may be adjusted by a subsequent recorded supplemental indenture (which adjustment, and the corresponding supplemental indenture, shall not require the consent or approval of the holders of any bonds then outstanding under the Mortgage, including the holders of the bonds of Series 124).
This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.
The recitals contained herein shall be taken as the statements of the Company, and the Trustees assume no responsibility for their correctness. The Trustees make no representations as to the validity or sufficiency of this Supplemental Indenture.

IN WITNESS WHEREOF, Commonwealth Edison Company has caused this Supplemental Indenture to be executed in its name by its Senior Vice President, Chief Financial Officer and Treasurer, and attested by its Assistant Secretary, and BNY Mellon Trust Company of Illinois, as Trustee under the Mortgage, has caused this Supplemental Indenture to be executed in its name by one of its Vice Presidents, and attested by one of its Vice Presidents, and D.G. Donovan, as Co-Trustee under the Mortgage, has hereunto affixed his signature, all as of the day and year first above written.
COMMONWEALTH EDISON COMPANY
By:     /s/ Joseph R. Trpik, Jr.
Joseph R. Trpik, Jr.
Senior Vice President,
Chief Financial Officer and Treasurer

ATTEST:
/s/ Scott N. Peters
Scott N. Peters
Assistant Secretary
BNY MELLON TRUST COMPANY
OF ILLINOIS
By:     /s/ R. Tarnas
R. Tarnas
Vice President

ATTEST:
/s/ M. Callahan
M. Callahan
Vice President
/s/ D.G. Donovan
D.G. Donovan

STATE OF ILLINOIS        )
)
COUNTY OF COOK        )

I, MARY E. NOLAN, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Joseph R. Trpik, Jr., Senior Vice President, Chief Financial Officer and Treasurer of Commonwealth Edison Company, an Illinois corporation, one of the parties described in and which executed the foregoing instrument, and Scott N. Peters, Assistant Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Senior Vice President, Chief Financial Officer and Treasurer and Assistant Secretary, respectively, and who are both personally known to me to be Senior Vice President, Chief Financial Officer and Treasurer and Assistant Secretary, respectively, of said corporation, appeared before me this day in person and severally acknowledged that they signed, executed and delivered said instrument as their free and voluntary act as such Senior Vice President, Chief Financial Officer and Treasurer and Assistant Secretary, respectively, of said corporation, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 8th day of February, A.D. 2018.

/s/ Mary E. Nolan
Mary E. Nolan
Notary Public

(NOTARIAL SEAL)

My Commission expires April 23, 2021.

STATE OF ILLINOIS        )
)
COUNTY OF COOK        )

I, Carrie M. Beecher, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that R. TARNAS, Vice President of BNY Mellon Trust Company of Illinois, an Illinois trust company, one of the parties described in and which executed the foregoing instrument, and M. CALLAHAN, Vice President of said trust company, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice Presidents, and who are both personally known to me to be Vice Presidents of said trust company, appeared before me this day in person and severally acknowledged that they signed, executed and delivered said instrument as their free and voluntary act as such Vice Presidents of said trust company, and as the free and voluntary act of said trust company, for the uses and purposes therein set forth.
GIVEN under my hand and notarial seal this 8th day of February, A.D. 2018.

/s/ Carrie M. Beecher
Carrie M. Beecher
Notary Public
(NOTARIAL SEAL)

My Commission expires March 29, 2021.

STATE OF ILLINOIS        )
)
COUNTY OF COOK        )

I, Carrie M. Beecher, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that D.G. DONOVAN, one of the parties described in and which executed the foregoing instrument, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed, executed and delivered said instrument as his free and voluntary act for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 7th day of February, A.D. 2018.

/s/ Carrie M. Beecher
Carrie M. Beecher
Notary Public
(NOTARIAL SEAL)

My Commission expires March 29, 2021.

EXHIBIT A

LEGAL DESCRIPTIONS

[Omitted]